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                                                                   EXHIBIT 10.14

                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT (this "Agreement"), dated as of July 1, 2002, by and between ASSOCIATED MATERIALS INCORPORATED, a Delaware corporation (the "Company"), and MICHAEL CAPORALE, JR., an individual residing in the State of Ohio (the "Executive").


                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, the Executive and the Company are currently parties to that certain Amended and Restated Agreement, dated February 5, 2002, by and between the Company and the Executive (the "Predecessor Agreement");

                  WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of March 16, 2002, among Associated Materials Holdings Inc. (formerly known as Harvest/AMI Holdings Inc.) ("Parent"), Simon Acquisition Corp. and the Company (the "Merger Agreement"), the Company became a wholly-owned subsidiary of Parent upon consummation of the transactions contemplated by the Merger Agreement; and


                  WHEREAS, the Executive and the Company, mutually desire to cancel the Predecessor Agreement, and, in connection therewith, for the Company and the Executive to enter into this Agreement; and

                  WHEREAS, the Company desires to retain the services and employment of the Executive on behalf of the Company following the Offer Completion Date, as such term is defined in the Merger Agreement, and the Executive desires to continue his employment with the Company, upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

         1. Employment. On the terms and subject to the conditions set forth herein, the Company hereby employs the Executive as the President and Chief Executive Officer of the Company, and the Executive accepts such employment, for the Employment Term (as defined in Section 3). During the Employment Term, the Executive shall serve as the President and Chief Executive Officer of the Company and shall report solely to the Board of Directors of the Company (the "Board"), performing such duties as shall be reasonably required of a president and chief executive officer, and shall have such other powers and perform such other duties as may from time to time be assigned to him by the Board. The Executive's principal place of employment hereunder shall be the Company's current headquarters in Cuyahoga Falls, Ohio, or at any place of business of the Company that is within a fifty (50)-mile radius of the Company's current headquarters (unless otherwise consented to by the Executive), subject to ordinary travel required by his employment. Promptly following the commencement of the Employment Term, the Company shall take all action necessary to appoint the Executive as a director of the Company, and thereafter, for so long as the Executive remains the President and Chief Executive Officer of the Company, (a) Parent shall vote the common stock of the Company owned by Parent for the election of the Executive as a director of the
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Company, and the Executive agrees to serve as such a director, and (b) while the
Executive is a director of the Company, the Executive shall be a member of any Executive Committee or substantially similar committee of the Board, if such a committee exists at any time. To the extent requested by the Board, the Executive shall also serve on any other committees of the Board and/or as a director, officer or employee of Parent or any other person or entity which, from time to time, is a direct or indirect subsidiary of Parent (Parent and each such subsidiary, person or entity, other than the Company, are hereinafter referred to collectively as the "Affiliates," and individually as an "Affiliate"). The Executive's service as a director of the Company or as a director, officer or employee of any Affiliate shall be without additional compensation.

         2. Performance. The Executive will serve the Company faithfully and to the best of his ability and will devote his full business time, energy, experience and talents to the business of the Company and the Affiliates; provided, however, that it shall not be a violation of this Agreement for the Executive to manage his personal investments and business affairs, or to engage in or serve such civic, community, charitable, educational, or religious organizations as he may reasonably select so long as such service does not interfere with the Executive's performance of his duties hereunder.

         3. Employment Term. Subject to earlier termination pursuant to Section 6, the Executive's term of employment hereunder shall begin on the Offer Completion Date (hereinafter referred to as the "Commencement Date") and continue through the date which is three (3) years following the Commencement Date; provided, however, that beginning on the first anniversary of the Commencement Date, and on each subsequent anniversary of the Commencement Date, such term shall be automatically extended by an additional one (1) year beyond the end of the then-current term, unless, at least thirty (30) days before such first anniversary of the Commencement Date, or thirty (30) days before any such subsequent anniversary of the Commencement Date, the Company gives written notice to the Executive that the Company does not desire to extend the term of this Agreement, in which case, the term of employment hereunder shall terminate as of the third anniversary of the Commencement Date or the end of the then-current term, as applicable (the term of employment hereunder, including any extensions, in accordance with this Section 3, shall be referred to herein as the "Employment Term").

         4. Compensation and Benefits.

                  (a) Salary. As compensation for his services hereunder and in consideration of the Executive's other agreements hereunder, during the Employment Term, the Company shall pay the Executive a base salary, payable in equal installments in accordance with the Company's payroll procedures, at an annual rate of Five Hundred Thousand Dollars ($500,000), subject to annual review by the Board, which may increase, but not decrease, the Executive's base salary.

                  (b) Annual Incentive Bonus; Stock Options. (1) The Executive shall be entitled to participate in an annual incentive bonus arrangement established by the Company on terms and conditions substantially as set forth in Exhibit A hereto. The Executive shall not be entitled to participate in any other annual cash bonus plan, program or arrangement with respect to any

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period to which the annual incentive bonus arrangement described in the immediately preceding sentence applies.

                  (2) The Executive shall also be entitled to participate in the stock option plan established by Parent. With respect to all immediately exercisable options covering capital stock of Parent granted to the Executive by Parent in exchange for his options covering common stock of the Company granted prior to the Company becoming a wholly-owned subsidiary of Parent (such Parent stock options are referred to herein as the "Roll-Over Options"), if the Executive's employment hereunder shall be terminated during the period ending December 31, 2003, either (i) by the Company other than for Cause or due to Disability (as defined in Section 7(b)(2)) or death, or (ii) by the Executive for Good Reason, Parent shall repurchase any of the then-outstanding Roll-Over Options held by the Executive together with any shares of capital stock of Parent previously purchased by the Executive under the Roll-Over Options and then held by the Executive, at a purchase price equal to the then-current fair market value of such Roll-Over Options and such capital stock, respectively (as determined in good faith by the Board of Directors of Parent in accordance with this Section 4(b)(2)). If Parent fails to repurchase any Roll-Over Options or Parent stock purchased thereunder pursuant to the foregoing conditions, Harvest Partners, Inc. or its designee shall purchase such Roll-Over Options or Parent stock, in accordance with and pursuant to the foregoing conditions. For purposes of this Section 4(b)(2), (A) the fair market value of the Roll-Over Options and any shares of capital stock of Parent previously purchased by the Executive under the Roll-Over Options shall not be adjusted for any discount due to any lack of marketability or ownership of a minority interest of such capital stock; (B) the fair market value of a share of such capital stock or Roll-Over Option to purchase a share of such stock shall be determined by assuming (I) the full exercise of all outstanding employee or director options covering such capital stock which are scheduled to become exercisable subject to the lapse of time and the option holder's continued employment, if on the date of termination of the Executive's employment hereunder the fair market value of the stock covered by such options exceeds the exercise price of such options, whether or not such options are in fact then exercisable; (II) the full exercise of all outstanding employee or director options covering such capital stock the exercise of which is conditioned on the achievement of specified performance conditions, if the Harvest Equity Value (as determined pursuant to Exhibit A hereto as of the end of the calendar year immediately preceding the date of termination of the Executive's employment hereunder) would result in such performance-based options becoming fully exercisable; and (III) the full exercise or conversion of any other options, warrants and conversion privileges issued or issuable by Parent relating to such capital stock if the relevant option, warrant or conversion privilege is, at the time the Executive's employment hereunder terminates, by its terms exercisable and, if applicable, the then-current fair market value of the stock covered by such options, warrants or conversion privileges exceeds the exercise or conversion price of such option, warrant or conversion privilege, respectively; and (C) notwithstanding clauses (A) and (B), in the event that an arms'-length, third-party sales transaction with respect to any such capital stock has occurred within three (3) months prior to the date of termination of the Executive's employment hereunder, the fair market value of the Roll-Over Options and such capital stock shall be determined on the basis of the price per share paid in such third-party sales transaction (unless the Board of Directors of Parent

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         determines in good faith that the occurrence of a significant event during such three-month period makes determination of such fair market value on this basis inappropriate). The terms and conditions of the Roll-Over Options and Parent's rights and obligations concerning any stock purchased thereunder shall be governed by the applicable stock option award agreement between Parent and the Executive and Parent's stock option plan.

                  (c) Retirement, Medical, Dental and Other Benefits. During the Employment Term, the Executive shall, in accordance with the terms and conditions of the applicable plan documents and all applicable laws, be eligible to participate in the various retirement, medical, dental and other employee benefit plans made available by the Company, from time to time, for its executives.

                  (d) Vacation; Sick Leave. During the Employment Term, the Executive shall be entitled to not less than four (4) weeks of vacation during each calendar year and sick leave in accordance with the Company's policies and practices with respect to its executives.

                  (e) Business Expenses. (1) The Company shall reimburse or advance payment to the Executive for all reasonable expenses actually incurred by him in connection with the performance of his duties hereunder in accordance with policies established by the Company from time to time and subject to receipt by the Company of appropriate documentation.

                  (2) During the Employment Term, the Executive shall be paid an automobile allowance in the amount of $1,000 per month and such additional amount as necessary to reimburse the Executive for the use and maintenance of such automobile in the performance of his duties on behalf of the Company, in accordance with Company policies and upon receipt by the Company of such appropriate documentation as it may require. Such allowance shall be paid by the Company to the Executive on the last business day of each month or otherwise in accordance with Company policy.

                  (3) During the Employment Term, the Company shall reimburse the Executive for monthly dues for one country-club membership and business-related expenses in connection with such country club membership in accordance with policies established by the Company from time to time and upon receipt by the Company of appropriate documentation.

         5. Covenants of the Executive. The Executive acknowledges that in the course of his employment with the Company he has and will become familiar with the Company's and the Affiliates' trade secrets and with other confidential information concerning the Company and the Affiliates, and that his services are of special, unique and extraordinary value to the Company and the Affiliates. Therefore, the Company and the Executive mutually agree that it is in the interest of both parties for the Executive to enter into the restrictive covenants set forth in this Section 5 and that such restrictions and covenants are reasonable given the nature of the Executive's duties and the nature of the Company's business.

                  (a) Noncompetition. During the Employment Term and for the Restricted Period (as hereinafter defined) following termination of the Employment Term, the Executive shall not,

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within any jurisdiction or marketing area in which the Company or any Affiliate is doing or is qualified to do business, directly or indirectly, own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any Business (as hereinafter defined), provided that the Executive's ownership of securities of two percent (2%) or less of any class of securities of a public company shall not, by itself, be considered to be competition with the Company or any Affiliate. For purposes of this Agreement, "Business" shall mean the manufacturing, production, distribution or sale of exterior residential building products, including, without limitation, vinyl siding, windows, fencing, decking, railings and garage doors, or any other business of a type and character engaged in by the Company or an Affiliate during the Employment Term. For purposes of this Agreement, the "Restricted Period" shall be (1) in the case of termination of the Executive's employment as a result of termination by the Company for Cause (as defined in Section 6) or the Executive's resignation without Good Reason (as defined in Section 7(b)), the remaining Employment Term; and (2) in the case of termination of employment under any other circumstances, the Severance Period (as defined in Section 7) with respect to which the Executive receives cash severance payments, whether paid in installments or a lump-sum, pursuant to Section 7.

                  (b) Nonsolicitation. During the Employment Term and for the Restricted Period following termination of the Employment Term, the Executive shall not, directly or indirectly, (i) employ any individual who is or was an employee of the Company or any Affiliate during the Employment Term and who is or was granted options to purchase stock of an Affiliate or the Company or who is or was a party to an employment or severance agreement with the Company; (ii) solicit for employment or otherwise contract for the services of any individual who is or was an employee of the Company or any Affiliate during the Employment Term; (iii) otherwise induce or attempt to induce any employee of the Company or an Affiliate to leave the employ of the Company or such Affiliate, or in any way knowingly interfere with the relationship between the Company or any Affiliate and any employee respectively thereof; or (iv) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any Affiliate to cease doing business with the Company or such Affiliate.

                  (c) Nondisclosure; Inventions. For the Employment Term and thereafter, (i) the Executive shall not divulge, transmit or otherwise disclose (except as legally compelled by court order, and then only to the extent required, after prompt notice to the Board of any such order), directly or indirectly, other than in the regular and proper course of business of the Company and the Affiliates, any customer lists, trade secrets or other confidential knowledge or information with respect to the operations or finances of the Company or any Affiliates or with respect to confidential or secret processes, services, techniques, customers or plans with respect to the Company or the Affiliates (all of the foregoing collectively hereinafter referred to as, "Confidential Information"), and (ii) the Executive will not use, directly or indirectly, any Confidential Information for the benefit of anyone other than the Company and the Affiliates; provided, however, that the Executive has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become available to the general public other than through disclosure by the Executive. All Confidential Information, new processes, techniques, know-how, methods, inventions, plans, products, patents and devices developed, made or invented by the Executive, alone or with others, while an employee of the Company which are related to the business of the Company and the Affiliates

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shall be and become the sole property of the Company, unless released in writing by the Board, and the Executive hereby assigns any and all rights therein or thereto to the Company.

                  (d) Nondisparagement. During the Employment Term and thereafter, the Executive shall not take any action to disparage or criticize the Company or any Affiliate or their respective employees, directors, owners or customers or to engage in any other action that injures or hinders the business relationships of the Company or any Affiliate. Nothing contained in this Section 5(d) shall preclude the Executive from enforcing his rights under this Agreement.

                  (e) Return of Company Property. All Confidential Information, files, records, correspondence, memoranda, notes or other documents (including, without limitation, those in computer-readable form) or property relating or belonging to the Company or an Affiliate, whether prepared by the Executive or otherwise coming into his possession in the course of the performance of his services under this Agreement, shall be the exclusive property of the Company and shall be delivered to the Company, and not retained by the Executive (including, without limitations, any copies thereof), promptly upon request by the Company and, in any event, promptly upon termination of the Employment Term.

                  (f) Enforcement. The Executive acknowledges that a breach of his covenants contained in this Section 5 may cause irreparable damage to the Company and the Affiliates, the exact amount of which would be difficult to ascertain, and that the remedies at law for any such breach or threatened breach would be inadequate. Accordingly, the Executive agrees that if he breaches or threatens to breach any of the covenants contained in this Section 5, in addition to any other remedy which may be available at law or in equity, the Company and the Affiliates shall be entitled to specific performance and injunctive relief to prevent the breach or any threatened breach thereof without bond or other security or a showing that monetary damages will not provide an adequate remedy.

                  (g) Scope of Covenants. The Company and the Executive further acknowledge that the time, scope, geographic area and other provisions of this
Section 5 have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the activities contemplated by this Agreement. In the event that the agreements in this Section 5 shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, they shall be interpreted to extend only over the maximum period of time for which they may be enforceable and/or over the maximum geographical area as to which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action.

         6. Termination. The employment of the Executive hereunder shall automatically terminate at the end of the Employment Term. The employment of the Executive hereunder and the Employment Term may also be terminated at any time by the Company with or without Cause. For purposes of this Agreement, "Cause" shall mean: (i) embezzlement, theft or misappropriation by the Executive of any material property of the Company or an Affiliate; (ii) any material breach by the Executive of the Executive's covenants under Section 5; (iii) any breach by the Executive of any other material provision of this Agreement which breach is not

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cured, to the extent susceptible to cure, within thirty (30) days after the
Company has given written notice to the Executive describing such breach; (iv) willful failure by the Executive to perform the duties of his employment hereunder which continues for a period of fourteen (14) days following written notice thereof by the Company to the Executive; (v) the conviction of, or a plea of nolo contendere (or a similar plea) to, any criminal offense that is a felony or involves fraud, or any other criminal offense punishable by imprisonment of at least one year or materially injurious to the business or reputation of the Company involving theft, dishonesty, misrepresentation or moral turpitude; (vi) gross negligence or willful misconduct on the part of the Executive in the performance of his material duties as an employee, officer or director of the Company or an Affiliate; (vii) the Executive's commission of intentional, wrongful material damage to material property of the Company or an Affiliate; or
(viii) any chemical dependence of the Executive which materially adversely affects the performance of his duties and responsibilities to the Company or an Affiliate (excluding any legal drug prescribed for the Executive by a physician not resulting in or related to Disability of the Executive). The existence or non-existence of Cause shall be determined in good faith by the Board pursuant to a vote of at least two-thirds of the members of the Board (other than the Executive). The employment of the Executive may also be terminated at any time by the Executive by notice of resignation delivered to the Company not less than ninety (90) days prior to the effective date of such resignation.

         7. Severance. (a) If the Executive's employment hereunder is terminated during the Employment Term (1) by the Company other than for Cause or due to Disability, death or expiration of the Employment Term following notice by the Company not to extend the Employment Term in accordance with Section 3, or (2) by the Executive for Good Reason, the Executive shall be entitled to receive as severance: (i) an amount equal to $1,000,000 per year for two (2) years (payable, at the Company's option, in a lump-sum or in equal installments in accordance with the Company's payroll procedures during the two-year period following the date of the Executive's termination) (such two-year period, the "Severance Period"); (ii) continued medical and dental benefits described in
Section 4(c) for the Severance Period, at the same rate of employee and Company shared costs of such coverage as in effect from time to time for active employees of the Company, and (iii) a pro rata portion (based on the number of days the Executive was employed by the Company during the calendar year of termination) of any incentive bonus otherwise payable in accordance with Section 4(b)(1) for the year of termination of the Executive's employment, payable no earlier than the date on which such bonus, if any, would have been paid under the applicable plan or policy of the Company absent such termination of employment. With respect to any such continued medical and dental benefits described in clause (ii) of the immediately preceding sentence for which the Executive is eligible, (I) if the Company cannot continue such benefits, the Company shall pay the Executive for the cost of such benefits; (II) such benefits shall be discontinued in the event the Executive becomes eligible for similar benefits from a successor employer (and the Executive's eligibility for any such benefits shall be reported by the Executive to the Company); and (III) the Executive's period of "continuation coverage" for purposes of Section 4980B of the Internal Revenue Code of 1986, as amended ("COBRA"), shall be deemed to commence on the date of the Executive's termination of employment. If the Executive's employment is terminated otherwise than as described in this Section 7, the Executive shall not be entitled to any severance, termination pay or similar compensation or benefits, provided that the Executive shall be entitled to any benefits then due or accrued in accordance with the applicable employee benefit plans of

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the Company or applicable law, including COBRA. As a condition of receiving any severance for which he otherwise qualifies under this Section 7, the Executive agrees to execute a general release of the Company and the Affiliates and their respective officers, directors and employees from any and all claims, obligations and liabilities of any kind whatsoever arising from or in connection with the Executive's employment or termination of employment with the Company or this Agreement (including, without limitation, civil rights claims), in such form as is reasonably requested by the Company. The Executive acknowledges and agrees that, except as specifically described in this Section 7, all of the Executive's rights to any compensation, benefits (other than base salary earned through the date of termination of employment and any benefits due or accrued prior to termination of employment in accordance with the applicable employee benefit plans of the Company or applicable law), bonuses or severance from the Company or any Affiliate after termination of the Employment Term shall cease upon such termination. In the event of any termination of the Executive's employment, the Executive shall have no duty to mitigate the amount of any severance to which he may be entitled pursuant to this Section 7(a) by seeking other employment or otherwise, and any severance to which the Executive is entitled pursuant to this Section 7(a) shall be determined without regard to whether the Executive obtains any other employment (subject to clause (II) of the second sentence of this Section 7(a), relating to discontinuation of Company medical and dental benefits, and the Executive's obligations under Section 5).

                  (b) For purposes of this Agreement:

                  (1) "Good Reason" shall mean the occurrence, without the Executive's consent, of any of the following events: (i) a reduction in the Executive's rate of base salary stated in Section 4(a); (ii) an action by the Company to materially change the terms and conditions of the Executive's annual incentive bonus in a manner which disproportionately adversely affects the Executive in relation to other employees of the Company or any Affiliate who at such time are or may be entitled to an annual incentive bonus from the Company or such Affiliate (for the avoidance of doubt, changes in the value or performance of the Company or an Affiliate that have the effect of reducing such bonus in accordance with the terms of the bonus arrangement shall not be deemed to constitute Good Reason pursuant to this clause (ii) of Section 7(b)(1)); (iii) an action by the Company resulting in a material adverse change in the Executive's reporting responsibilities or a material diminution in the Executive's duties or direct reports; (iv) the reassignment by the Company of the Executive to a principal place of employment outside a fifty (50)-mile radius of the Company's current headquarters located in Cuyahoga Falls, Ohio (other than ordinary travel requirements); (v) the failure of the Executive to be elected or re-elected to the Board as contemplated by
         Section 1; or (vi) a material breach of any material provision of this Agreement by the Company (which is not in connection with the termination of the Executive's employment for Cause or due to the Executive's Disability); provided, however, that the occurrence of any event described in clause (iii) or (iv) of this Section 7(b)(1) may only constitute Good Reason if the relevant circumstances or conditions are not remedied by the Company within thirty (30) days after receipt by the Company of written notice thereof from the Executive.

                  (2) "Disability" shall mean "total disability" within the meaning of, and pursuant to which the Executive has commenced the receipt of benefits under, the Company's

                                      -8-
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         long-term disability plan applicable to the Executive, or, in the absence thereof, an inability to perform duties and services as an employee of the Company by reason of a medically determinable physical or mental impairment, supported by medical evidence, which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than six (6) months, as determined by the Board in its good faith discretion.

         8. Limitation on Payments and Benefits. Notwithstanding any provision of this Agreement to the contrary, if any amount or benefit to be paid or provided under this Agreement (or any other agreement, plan or arrangement, including, without limitation, any stock option agreement, covering the Executive) would be an "excess parachute payment," within the meaning of Section 280G of the Internal Revenue of 1986, as amended (the "Code"), or any successor provision thereto, but for the application of this sentence, then the payments and benefits to be paid or provided under this Agreement shall be reduced to the minimum extent necessary (but in no event less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an excess parachute payment, but only if and to the extent that such reduction will also result in, after taking into account all state, local and Federal taxes applicable to the Executive (computed at the highest applicable marginal rate), including any taxes payable pursuant to Section 4999 of the Code (and any similar tax that may hereafter be imposed under any successor provision or by any taxing authority), greater after-tax proceeds to the Executive than the after-tax proceeds to the Executive computed without regard to any such reduction. The determination of whether any reduction in such payments or benefits to be provided under this Agreement or otherwise is required pursuant to the immediately preceding sentence shall be made at the expense of the Company, if requested by the Executive or the Company, by a firm of independent certified public accountants or a law firm selected by the Company and reasonably acceptable to the Executive. In the event that any payment or benefit intended to be provided under this Agreement or otherwise is required to be reduced pursuant to this
Section 8, the Executive shall be entitled to designate the payments and/or benefits to be so reduced in order to give effect to this Section 8. The Company shall provide the Executive with all information reasonably requested by the Executive to permit the Executive to make such designation. In the event that the Executive fails to make such designation within ten (10) business days of the date of his termination of employment with the Company, the Company may effect such reduction in any manner it deems appropriate.

         9. Notice. Any notices required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or when mailed, certified or registered mail, or sent by reputable overnight courier, postage prepaid, to the addresses set forth as follows:

                If to the Company:        Associated Materials Incorporated
                                          3773 State Road
                                          Cuyahoga Falls, Ohio 44223

                       With copies to:    Harvest Partners, Inc.
                                          280 Park Avenue, 33rd Floor
                                          New York, New York 10017
                                          Attention:  Ira D. Kleinman

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
                                  and

                                          White & Case LLP
                                          1155 Avenue of the Americas
                                          New York, New York 10036
                                          Attention:  Oliver C. Brahmst, Esq.

                If to the Executive:      Michael Caporale, Jr.
                                          3668 Shetland Trail
                                          Richfield, Ohio 44286


                       With copies to:    Day, Berry & Howard LLP
                                          One Canterbury Green
                                          Stamford, CT  06901
                                          Attention:  Sabino Rodriguez III, Esq.


or to such other address as shall be furnished in writing by either party to the other party; provided that such notice or change in address shall be effective only when actually received by the other party.

         10. General.

                  (a) Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York applicable to contracts executed and to be performed entirely within said State.

                  (b) Construction and Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired, and the parties undertake to implement all efforts which are necessary, desirable and sufficient to amend, supplement or substitute all and any such invalid, illegal or unenforceable provisions with enforceable and valid provisions which would produce as nearly as may be possible the result previously intended by the parties without renegotiation of any material terms and conditions stipulated herein.

                  (c) Assignability. The Executive may not assign his interest in or delegate his duties under this Agreement. This Agreement is for the employment of the Executive, personally, and the services to be rendered by him under this Agreement must be rendered by him and no other person. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Company and its successors and assigns. Without limiting the foregoing and notwithstanding anything else in this Agreement to the contrary, the Company may assign this Agreement to, and all rights hereunder shall inure to the benefit of, any subsidiary of the Company or any person, firm or corporation resulting from the reorganization of the Company or succeeding to the business or assets of the Company by purchase, merger, consolidation or otherwise.

                  (d) Warranty by the Executive. The Executive represents and warrants to the Company that the Executive is not subject to any contract, agreement, judgment, order or decree of any kind, or any restrictive agreement of any character, that restricts the Executive's ability to perform his obligations under this Agreement or that would be breached by the Executive upon his performance of his duties pursuant to this Agreement.

                  (e) Compliance with Rules and Policies. The Executive shall perform all services in accordance with the lawful policies, procedures and rules established by the Company and the Board. In addition, the Executive shall comply with all laws, rules and regulations that are generally applicable to the Company or its subsidiaries and their respective employees, directors and officers.

                  (f) Withholding Taxes. All amounts payable hereunder shall be subject to the withholding of all applicable taxes and deductions required by any applicable law.

                  (g) Entire Agreement; Modification. This Agreement, together with the Indemnification Agreement between the Company and the Executive, dated August 25, 2000, and any other written agreements between the Company or Parent and the Executive expressly contemplated by this Agreement, constitute the entire agreement of the parties hereto with respect to the subject matter hereof, supersedes all prior agreements and undertakings, both written and oral, and may not be modified or amended in any way except in writing by the parties hereto. To the extent that any provision of this Agreement conflicts with a provision of any other written agreement between the Company or Parent and the Executive (without regard to when such other agreement was executed), the provisions of this Agreement shall govern. As of the date hereof, the Predecessor Agreement shall be cancelled and be of no further force or effect, without the payment of any additional consideration by or to either of the parties thereto.

                  (h) Duration. Notwithstanding the Employment Term hereunder, this Agreement shall continue for so long as any obligations remain under this Agreement.

                  (i) Survival. The covenants set forth in Section 5 of this Agreement shall survive and shall continue to be binding upon the Executive notwithstanding the termination of this Agreement for any reason whatsoever.

                  (j) Waiver. No waiver by either party hereto of any of the requirements imposed by this Agreement on, or any breach of any condition or provision of this Agreement to be performed by, the other party shall be deemed a waiver of a similar or dissimilar requirement, provision or condition of this Agreement at the same or any prior or subsequent time. Any such waiver shall be express and in writing, and there shall be no waiver by conduct. Pursuit by either party of any available remedy, either in law or equity, or any action of any kind, does not constitute waiver of any other remedy or action. Such remedies are cumulative and not exclusive.

                  (k) Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

                  (l) Section References. The words Section and paragraph herein shall refer to provisions of this Agreement unless expressly indicated otherwise.

                  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement as of the day and year first written above.

                                  ASSOCIATED MATERIALS INCORPORATED



Date:    7/1/02                   By:           /s/ D. Keith LaVanway
     ----------------------          -----------------------------------
                                       Name:    D. Keith LaVanway
                                       Title:   Vice President and
                                                Chief Executive Officer



                                  MICHAEL CAPORALE, JR.



Date:    7/1/02                   /s/ MICHAEL CAPORALE, JR.
     ----------------------       -------------------------




For the sole and limited purpose of evidencing its agreement with and consent to the matters stated in clause (a) of the fourth sentence of Section 1 and in
Section 4(b)(2) of this Agreement:

                                  ASSOCIATED MATERIALS HOLDINGS INC.



Date:    7/22/02                  By:         /s/ Thomas Arenz
     ----------------------          ------------------------------------------
                                       Name:  Thomas Arenz

                                       Title: Treasurer and Assistant Secretary

For the sole and limited purpose of evidencing its agreement with and consent to the matters stated in the third sentence of Section 4(b)(2) of this Agreement:

                                      HARVEST PARTNERS, INC.



Date:  7/22/02                        By:          /s/ Thomas Arenz
     -----------------------             --------------------------------------
                                           Name:    Thomas Arenz
                                           Title:   Senior Managing Director

                                                                       Exhibit A
                                                         to Employment Agreement


                             Annual Incentive Bonus

The Executive's annual incentive bonus for each calendar year during the Employment Term shall be a percentage of the Executive's base salary based upon the Year Over Year Growth in Harvest Equity Value or Compounded IRR, whichever is greater (the "Growth Rate") as follows:

                    Growth Rate Hurdles             Percentage of Base Salary
                    -------------------             -------------------------
                  Less than 15.00%                 Zero
                  15.00%                           20.00%
                  25.00%                           100.00%
                  30.00% or greater                200.00%

                  If the actual Growth Rate for a particular calendar year is between two Growth Rate Hurdles, the applicable percentage of base salary shall be determined by linear interpolation based on the difference between such Growth Rate Hurdles. Notwithstanding the foregoing, if the actual Year Over Year Growth in Harvest Equity Value is less than 15.00% the bonus shall be zero, and if the actual Growth Rate is equal to or greater than 30.00% the bonus shall be 200.00% of base salary. Notwithstanding the foregoing, the Growth Rate for the calendar year ending December 31, 2002 shall be based solely on the Compounded IRR.

                  For purposes of the Executive's annual incentive bonus and the computation thereof:

1. Base salary shall mean the annual rate of base salary in effect under the Employment Agreement as of the commencement of the calendar year to which the bonus relates.

2. Year Over Year Growth in Harvest Equity Value between December 31 of two successive calendar years shall be the excess of the Harvest Equity Value as of December 31 of the second such calendar year over the Harvest Equity Value as of December 31 of the first such calendar year divided by the Harvest Equity Value as of December 31 of the first such calendar year.

3. Compounded IRR shall mean, at any time, the annual discount rate which, if applied at such time to the aggregate value of all cash proceeds from the investments of the Harvest Funds (as defined in the Amended and Restated Stockholders Agreement by and among Parent and the stockholders of Parent, dated as of April 19, 2002, as amended from time to time) in Parent (taking into account the time such proceeds are received by the Harvest Funds) and the Harvest Equity Value at such time would equal the sum of the cost of the Harvest Funds' initial investment in Parent plus any additional amounts invested by the Harvest Funds in Parent (taking into account the amount of any such additional investment from the day on which the Harvest Fund made such additional investment).

                                                                       Exhibit A
                                                         to Employment Agreement


4.       Harvest Equity Value, at any time, shall be determined as follows:

         (A) by multiplying Parent's trailing 12-month EBITDA at such time by 6.5, and adding to the resulting product cash and cash equivalents of Parent and its subsidiaries at such time (the "Enterprise Value"); and

         (B) by deducting from the Enterprise Value (a) indebtedness of Parent and its subsidiaries (including, without limitation, any capitalized leases) and (b) the aggregate liquidation preference of all outstanding preferred stock of Parent (plus accrued but unpaid dividends thereon) at such time (the Enterprise Value less the amounts described in clause (a) and
                  (b) is referred to as the "Common Equity Value"); and

         (C) by multiplying the Common Equity Value by a fraction the numerator of which is the number of shares of Parent's common stock owned by the Harvest Funds and the denominator of which is the total number of shares of Parent's common stock outstanding (the "Harvest Common Equity Value"); and

         (D) by adding to the Harvest Common Equity Value the aggregate liquidation preference of all outstanding preferred stock of Parent owned by the Harvest Funds (plus accrued but unpaid dividends thereon) at such time (all of the foregoing computations in clauses (B), (C) and (D) shall be made by assuming the full exercise of all outstanding employee and director options covering capital stock of Parent and that all shares of such stock held by employees and directors of Parent and its subsidiaries that are subject to restrictions on transfer or forfeiture are outstanding and fully vested).

5. EBITDA shall mean Parent's consolidated net income adjusted to exclude deduction of interest expense (net of interest income), income taxes, depreciation and amortization and the Harvest Fee pursuant to the Management Agreement, dated as of April 19, 2002, between Harvest Partners, Inc. and Associated Materials Incorporated, as amended from time to time, and to exclude gain or loss from sale of capital assets, and including deduction of all bonuses paid or accrued with respect to the Executive and all other officers and employees of Parent and its subsidiaries (including, without limitation, the Executive's bonus hereunder), for the relevant calendar year, calculated otherwise in accordance with generally accepted accounting principles, subject to any adjustments made in good faith by the Board. EBITDA shall be determined by the Company's management, subject to audit or review by Parent's external accountants and approval, in good faith, by the Board. EBITDA shall exclude any transaction- or merger-related costs which are expensed rather than capitalized and the effect of inventory write-ups made due to purchase accounting.

6. Any annual incentive bonus to which the Executive is entitled under this Agreement for any calendar year shall be paid in a cash lump-sum within thirty days following the close of Parent's books and completion of Parent's annual audit by its external accountants for such calendar year.

                                                                       Exhibit A
                                                         to Employment Agreement


The Executive's entitlement to an annual incentive bonus shall be determined by the Board in good faith in accordance with this Exhibit A.


                                      -15-